                                                                 EXHIBIT (e)(3)


                         AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, effective as of February 18, 2000, to the Rights Agreement, dated as of December 18, 1996 (the "Rights Agreement"), between Sterling Commerce, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A. (f.k.a. The First National Bank of Boston), a national banking association, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement.

         NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:


1. Section 1(a) is amended by adding the following at the end of the first sentence of said Section:

         ; provided further, however, that none of SBC Communications, Inc., a Delaware corporation ("Parent"), SBC Silver, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser") and their Affiliates shall be deemed to be an Acquiring Person by virtue of
         (x) the execution of the Agreement and Plan of Merger, dated as of February 18, 2000 (the "Merger Agreement," which term shall include any amendments thereto), by and among the Company, Parent and Purchaser, or
         (y) the consummation of any of the transactions contemplated thereby, including, without limitation, the publication or other announcement of the Offer (as defined therein), or the consummation of the Offer and the Merger (as defined therein) or any other transaction contemplated by the Merger Agreement.

2. Section 1(h) is amended by adding the following at the end of said Section:

         "Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, a Distribution Date shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the

         Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement."

3. Section 1(j) is amended and restated as follows:

         "Expiration Date" means the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24 and (iv) the consummation of the Merger.

4. Section 1(l) is amended by adding the following at the end of said Section:

         "Notwithstanding any provision to the contrary contained in this Agreement, a Flip-in Event shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement."

5. Section 1(m) is amended by adding the following at the end of said Section:

         "Notwithstanding any provision to the contrary contained in this Agreement, a Flip-over Event shall not occur by reason of the execution of the Merger Agreement, the public or other announcement of the Merger, the public or other announcement of the Offer, the commencement of the Offer, the consummation of the Offer, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement."

6. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

7. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                    STERLING COMMERCE, INC.



                                    By: /s/ Albert K. Hoover
                                       -----------------------------------------
                                    Name:  Albert K. Hoover
                                    Title: Executive Vice President,
                                           General Counsel and Secretary

                                    BANKBOSTON, N.A.



                                    By: /s/ Katherine Anderson
                                       -----------------------------------------
                                    Name: Katherine Anderson
                                    Title: Managing Director


                                        3